EXHIBIT 10.2

                             CO-MARKETING AGREEMENT

         This Co-Marketing Agreement ("Agreement") is entered into as of the 21st day of August 2003 between and Radix Marine, a Nevada Corporation with its principal place of business at 9119 Ridgetop Blvd., Suite 260, Silverdale, Washington, 98383 (the "Company") and Norsco Marine, a State of Washington Corporation, with its principal place of business in Kingston, Washington ("Company") ("Co-Marketer").

General Information

         The Company and the Co-Marketer desire to work cooperatively to realize the opportunities that exist in the Territory (defined below) for the Products (defined below); and,

         the Company and the Co-Marketer desire to co-market the Products to potential customers within the defined Territory.

         In consideration for the mutual promises, covenants, and Agreements made below, the parties, intending to be legally bound, agree as follows:

1.       Definitions

         For purposes of this Agreement, the following terms will have the indicated definitions:

         "Agreement." This Agreement is by and between the Company and the Co-Marketer.

         "Products." Includes only those products listed on Exhibit A. The Company may, at its option, modify the products listed on Exhibit A from time to time by providing written notice to the Co-Marketer not less than thirty (30) days prior to any such change.

         "Territory." The geographical territory covered by this Agreement is the Asia Pacific Region (Specify Territory).

         "Term." The duration of this Agreement as provided in Section 2.

         "Information." Any documentation, customer information or other information disclosed by the party to the other that the disclosing party considers proprietary. Such information may include, but is not limited to, engineering, hardware, software, or other information that is not generally known relating to the Products, and other information concerning financial, accounting or marketing reports, analysis, forecasts, predictions or projections relating to the Products and / or to the business of either the Company or the Co-Marketer.


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2. Term and Termination

2.1 Term. The initial term of this Agreement shall be for two years commencing on the date first set forth above. Thereafter, renewal of the term of this Agreement will be automatic unless written notice of the termination is received by either party at least thirty 30 days prior to expiration. This Agreement shall continue in effect as set forth herein unless otherwise modified or terminated.

2.2 Termination. Either party may terminate this Agreement with or without cause upon thirty (30) days prior written notice without liability of any kind to the other party.

3. Co-Marketing Agreement

3.1 Joint Cooperation. The Company and the Co-Marketer shall cooperate in the areas of marketing, promotion, training and sales as follows:

3.2 Marketing. The Company and the Co-Marketer shall work cooperatively within the Territory to assess viable market segments, applications, and potential customers for marine craft needs, including planning to meet future market needs.

3.3 Promotion. The Company and the Co-Marketer shall plan and undertake joint seminars, open houses, public relations events, press releases, testimonials, demonstrations, and joint participation in trade shows, conventions and conferences, when appropriate. The content of all promotional materials / activities shall be subject to the advance written approval of both parties.

3.4 Training. As part of the sales and marketing effort established in this Agreement, both the Company and the Co-Marketer shall provide training and information to each party's assigned work force to provide an understanding of its services / products, applications, organization, and procedures that are relevant. The Management of each party shall each have the sole discretion to determine the numbers, levels and skills of its personnel assigned to the Co-Marketing program described in this Agreement, and the types of support resources it shall make available. Expenses for this program will be borne by the party incurring the expense unless otherwise agreed.

3.4 Referrals and Presentations. The Company and the Co-Marketer shall engage in the exchange of customer leads, joint demonstrations and joint customer visits, presentations, and proposals, when appropriate.


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4. Company responsibilities

4.1 Products. The Company shall sell or lease the Products to the customers pursuant to orders placed with the Company pursuant to the Co-Marketing efforts of the parties under this Agreement in accordance with the Company's standard documentation applicable to such a transaction, or any special contracts agreed to by both parties in advance;

4.2 Information. The Company shall provide reasonable information and backup as agreed to by the Company and the Co-Marketer in support of the customer proposals, trials, pilot programs inquiries and service requests;

4.3 Install and Maintain Products. The Company shall provide delivery and training for Products sold or rented as a result of the Co-Marketer's activities under this Agreement at the Company's standard prices, if requested by the Co-Marketer;

4.4 Demo Equipment. The Company shall provide the Products on a purchase or lease basis to be used in customer demonstrations and pilot programs as part of the marketing / sales process;

4.5 Training. The Company shall provide reasonable technical training on the Products to the Co-Marketer's employees working with the Company at the Company's facility at mutually agreed upon prices;

4.6 Collateral Materials. The Company shall provide reasonable quantities of collateral materials as identified and agreed to by the Company and the Co-Marketer in writing, in advance in support of the sales / marketing process;

5. Co-Marketer's Responsibilities

5.1 Support Obligation. The Co-Marketer shall train, deploy and otherwise maintain a sales, engineering, fabrication and maintenance group for marine craft products and services covered under this Agreement as appropriate to respond to the Co-Marketer's customers requirements.

5.2 Market Services. The Co-Marketer shall market the products listed in Exhibit A to meet the Co-Marketer's customers' marine craft requirements.

6. Non-Disclosure of Proprietary Information

6.1 Proprietary. Each party to this Agreement may find it beneficial to disclose to the other party certain information. The parties understand and agree that information disclosed pursuant to this Agreement shall be considered proprietary because (1) it has been developed internally by the disclosing party, or (2) it has been received by the disclosing party subject to a continuing obligation to a third party to maintain the confidentiality of the information. Information disclosed pursuant to this Agreement that either party considers proprietary and that is provided in tangible form shall be marked confidential, proprietary or private. If such information is orally disclosed, it shall be identified by the disclosing party as being proprietary to that party in a writing sent to the receiving party no more than five (5) days after disclosure.


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6.2  Confidentiality.  With respect to such  information,  the party to whom the information is disclosed and its employees,  consultants and other agents shall:
(1) hold the information in confidence and protect it in accordance with the security measures with which it protects its own proprietary or confidential information, which it does not wish to disclose; (2) restrict disclosure of the information solely to those employees, consultants and other agents with a need to know, and not disclose such information to any other persons; (3) advise its employees, consultants and other agents with access to the information of their obligations with respect to the information; and (4) use the information only in connection with the terms of this Agreement, except as may otherwise be agreed to by the parties in writing.

6.3 Non-Proprietary Information. The party to whom information is disclosed shall have no obligation to treat as proprietary any information that: (1) was previously known to the receiving party free of any confidentiality obligation;
(2) is disclosed to third parties by the disclosing  party without  restriction;
(3) is or becomes publicly available other than by the receiving party's breach of its obligations; or (4) is independently developed by the receiving party.

6.4 Disclosure of Information. In the event a party to whom information has been disclosed proposes to disclose that information to an outside consultant or agent, it shall obtain the consent of the party from whom the information was originally received and arrange for the execution by the consultant or agent of a nondisclosure Agreement which has been approved by the party from whom the information was originally received. Such approval shall not be unreasonably withheld.

6.5 Return of Information. The information shall be deemed the property of the disclosing party and, upon request, the other party will return all information that is in tangible form to the disclosing party or destroy all such information.

6.6 Disclosure to Affiliates. Except as specifically provided in this Agreement, the parties agree not to provide information to any of their affiliated companies, without the prior written consent of the party disclosing the information.

7. General Provisions

7.1 Severability. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section shall remain in full force and effect.


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7.2 Notices.  All notices,  demands or consents required or permitted under this
Agreement shall be in writing and shall be delivered or mailed certified return receipt requested to the respective parties at the addresses set forth above or at such other address as such party shall specify to the other party in writing. Any notice required or permitted to be given by the provisions of this Agreement shall be conclusively deemed to have been received on the day it is delivered to that party by U.S. Mail with Acknowledgment of Receipt or by any commercial courier providing equivalent acknowledgment of receipt.

7.3 Other Agreements. The parties each may enter into Agreements similar to this Agreement with other parties. Nothing in this Agreement shall be construed to preclude the Company from selling or otherwise marketing any of its or another party's products or services directly or indirectly to any other customer, or through other distribution channels, either inside or outside the Territory.

7.4 Trademarks and Trade Names. Neither party shall use the name of the other party in any news release, public announcement, advertisement or other form of publicity without the prior written consent of the other party. The Company is hereby granted permission to use the Co-Marketer's name in the Company's promotional materials for the sole purpose of identifying the Co-Marketer as a customer of the Company. The Co-Marketer is hereby granted permission to use during the term of this Agreement the trademarks and trade names used by the Company in connection with the Products and services covered by this Agreement. Such permission is expressly limited to uses by the Co-Marketer necessary to the performance of the Co-Marketer's obligations under this Agreement. The Co-Marketer hereby acknowledges the Company's exclusive ownership of such marks and names and that the Company's marks and names are renowned both worldwide and specifically in the Territory. The Co-Marketer agrees not to take any action inconsistent with such ownership and further agrees to take any action, including without limitation the conduct of legal proceedings at the Company's expense, which the Company reasonably deems necessary to establish and preserve the Company's exclusive rights in and to its trademarks and trade names. Reproductions of the Company's trademarks, logos, symbols, etc., shall be true photographic reproductions.

7.5 Labels. The Co-Marketer will not remove, make or permit any alterations in any labels or other identifying markings placed by the Company on any of its Products covered by this Agreement.

7.6 No Rights. No rights to manufacture are granted by the Company to the Co-Marketer under this Agreement. Moreover, no licenses are granted or implied by this Agreement under any patents owned or controlled by the Company or under which the Company has rights, except the right to co-market the Products and services covered by this Agreement during the term and as contemplated herein.


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7.7  Modifications  in Products.  The Company  reserves the right to make design modifications in any of the Products covered by this Agreement at any time, but shall not be obligated to implement such modifications in the Products that have previously been delivered to any of its or the Co-Marketer's customers.

7.8 Waiver, Amendment, Modification. No waiver, amendment or modification, including those by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under this Agreement or of any breach or series of breaches by the other party of any of the terms or conditions of this Agreement shall constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions of that Agreement. Performance of any obligation required of a party under this Agreement may be waived only by a written waiver signed by a duly authorized officer of the other party, that waiver shall be effective only with respect to the specific obligation described in that waiver.

7.9 No Warranties. The Co-Marketer hereby acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation by any person or entity.

7.10 Entire Agreement. The parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between the Company and the Co-Marketer with respect to the matters expressly set forth in this Agreement.

7.11 Attorney Fees. If either party is required to retain the services of any attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall be entitled to recover from the other party, in addition to any other relief awarded or granted, its reasonable costs and expenses (including attorney fees) incurred in the proceeding.

7.12 Assignment. [x] (Either party may assign this Agreement to an entity which acquires, directly or indirectly, substantially all of its assets or merges with it.) Except as set forth in this section, neither this Agreement nor any rights under this Agreement, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. Any attempt by either party to assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party shall be null and void. Subject to the above, this Agreement shall be binding upon and take effect for the benefit of the successors and assigns of the parties to this Agreement.


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7.13 No Joint Venture. This Agreement is not intended to create, nor shall it be construed as, a joint venture, association, partnership, franchise or other form of business or relationship. Neither party shall have nor hold itself out as having any right or power or authority to assume, create, or incur any expense, liability or obligation, expressed or implied, on behalf of the other party, except as expressly provided herein.

7.14 Governing Law. This Agreement shall be governed by the laws of the State of Washington applicable to Agreements made and fully performed in the State of Washington by State of Washington residents.

7.15 Limitation of Liability. Neither the Company nor the Co-Marketer shall be liable to each other or any third party claiming under them for incidental, special, consequential, or other damages, including but not limited to lost profits arising from an alleged breach or actual breach of this Agreement.

7.16 Survival. The obligations of the parties relative to the protection, disclosure, and return and / or destruction of proprietary information, as defined in Section 7.12 of this Agreement, shall survive and continue beyond the expiration of this Agreement for a period of ten (10) years.

         We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.

Radix Marine, Inc.                      Norsco Marine, Inc.

By: ___________________________         By: _______________________

Kathleen Bright                         Name: _____________________

President                               Title: ______________________

Date: __________________________        Date: ______________________


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                                    Exhibit A

                           Description of the Products